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                                                                 Exhibit 10.28

                             GUARANTY FEE AGREEMENT


         GUARANTY FEE AGREEMENT, dated as of July 31, 2001 (the "Agreement"), between Alliance Resource Partners, L.P., a Delaware limited partnership ("ARLP"), and Alliance Resource GP, LLC, a Delaware limited liability company and the special general partner of ARLP (the "SGP").

                              W I T N E S S E T H:

         WHEREAS, contemporaneously with the execution and delivery hereof, ARLP is entering into that certain Letter of Credit Facility Agreement, dated as of the date hereof (the "Bank of Oklahoma Letter of Credit Facility Agreement"), between ARLP and the Bank of Oklahoma, N.A. ("Bank of Oklahoma"), pursuant to which the Bank of Oklahoma, N.A. has provided to ARLP a letter of credit facility in an aggregate amount of $10,000,000.00;

         WHEREAS, ARLP has requested the SGP to, from time to time, guaranty the indebtedness of ARLP created or from time to time to be created under letter of credit facility agreements in an aggregate amount of up to $30,000,000.00 (each, a "Letter of Credit Facility" and, collectively, the "Letter of Credit Facilities");

         WHEREAS, to induce the SGP to issue from time to time a guaranty of the indebtedness of ARLP created under the letter of credit facility agreements, ARLP has agreed to pay a fee to the SGP with respect to each guaranty, if any, issued by the SGP; and

         WHEREAS, in connection with the execution and delivery by ARLP of the Bank of Oklahoma Letter of Credit Facility Agreement, the SGP has delivered to the Bank of Oklahoma a written guaranty of the indebtedness owing by ARLP thereunder;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Guaranty Fee. In the event that the SGP shall deliver a written guaranty of the indebtedness of ARLP created under any Letter of Credit Facility, ARLP shall pay to the SGP a fee equal to 0.30% per annum on the daily average of the face amount of the letters of credit issued and outstanding from time to time under such Letter of Credit Facility, payable quarterly in arrears based on a 360-day year, actual number of days elapsed. The fee payable hereunder is a usage fee and not an unused portion fee, and no guaranty fee shall be payable hereunder with respect to the unused portion of the letter of credit capacity under a Letter of Credit Facility.
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         Section 2. Procedure for Payment of Fee. As soon as reasonably practicable following the end of a calendar quarter, ARLP shall advise the SGP of the amount of the fee due and payable hereunder for the calendar quarter then ended, and ARLP shall pay the amount then due not later than five (5) business days following the end of such quarter.

         Section 3. Governing Law; Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to principles of conflicts of laws. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by the parties hereto, shall be an original, but all such counterparts shall, when taken together, constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

                                     Alliance Resource Partners, L.P.

                                     By:  Alliance Resource Management GP, LLC,
                                              its managing general partner



                                     By:         /s/ Michael L.Greenwood
                                         --------------------------------------
                                         Name:    Michael L. Greenwood,
                                         Title:   Senior Vice President -
                                                  Chief Financial Officer
                                                  and Treasurer



                                     Alliance Resource GP, LLC



                                     By:          /s/ Thomas L. Pearson
                                        ---------------------------------------
                                           Name:  Thomas L. Pearson
                                           Title: Senior Vice President - Law
                                                  and Administration

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